Exhibit 10.5

WELLCARE HEALTH PLANS, INC. 2019 INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD NOTICE AND AGREEMENT

This award is made to the Participant named below by WellCare Health Plans, Inc., a Delaware corporation (the “Company”). Subject to the terms and conditions of this Restricted Stock Unit Award Notice and Agreement and the terms and conditions of the Stock Unit Award Agreement that is an integral part of this award (together, the “Award Documentation”), the Company hereby awards under the WellCare Health Plans, Inc. 2019 Incentive Compensation Plan (the “Plan”) the Restricted Stock Units (“RSUs”) described below to Participant effective as of the Grant Date set forth below. Capitalized terms used in the Award Documentation that are not defined herein have the meanings attributed to them in the Plan.

1.    Participant: [●]

2.    Grant Date: [●]

3.    Number of RSUs Awarded: [●], subject to adjustment as provided in the Award Documentation and the Plan.

4.    Description of RSUs: Each RSU constitutes an unfunded and unsecured promise of the Company to deliver one Share to Participant on the Delivery Date (defined below).

5.    Normal Vesting Schedule: Except as set forth in Sections 7, 8 and 9 below, the following table sets forth each date upon which Participant shall become vested with respect to the number of RSUs set forth opposite such date (each such date, a “Vesting Date”), provided that the Continuous Service of Participant continues through and on the applicable Vesting Date. Except as otherwise provided in the Award Documentation, the RSUs shall vest only on the Vesting Dates specified in the table below and no partial vesting will occur prior to any Vesting Date.

Vest Date	Vest Quantity

[●]	[●]
[●]	[●]
[●]	[●]

6.    Termination of Continuous Service: Except as set forth in Sections 7, 8 and 9 below, upon the termination of Participant’s Continuous Service for any reason, any then-unvested RSUs shall be forfeited automatically without any payment to Participant and become null and void.

7.    Change in Control: In the event of a Change in Control, any then-unvested RSUs shall become immediately vested on the effective date of the termination of Participant’s Continuous Service if, within twenty-four (24) months following a Change in Control, Participant’s Continuous Service is terminated (i) by the Company or a Subsidiary without Cause, (ii) by Participant for Good Reason, (iii) for Retirement or (iv) for Disability.

8.    Retirement or Long-Term Disability: If Participant ceases to be an employee of the Company or a Subsidiary and either (i) Participant is eligible for Retirement at the time of such termination of employment and Participant’s employment is terminated for Retirement or (ii) Participant’s employment terminates due to Participant’s Disability, then (x) if such termination occurs on or prior to the one-year anniversary of the Grant Date, (1) Participant shall retain a pro-rata portion of the RSUs (with such pro-rata portion determined by multiplying the total number of RSUs granted to Participant hereunder by a fraction, the numerator of which is the number of days from the Grant Date through the date of Participant’s termination, and the denominator of which is 365), which retained RSUs shall continue to vest in equal installments on the applicable Vesting Dates as if such termination of employment had not occurred, and (2) any RSUs that are not retained by Participant and otherwise eligible for continued vesting pursuant to the immediately preceding clause (x)(1) shall be forfeited automatically without any payment to Participant and become null and void, and (y) if such termination occurs following the one-year anniversary of the Grant Date, the RSUs shall continue to vest on the applicable Vesting Date as if such termination of employment had not occurred.

9.    Death: If Participant dies while employed by the Company or a Subsidiary, any then-unvested RSUs shall become immediately vested.

10.    Delivery Date: The Shares underlying the number of vested RSUs shall be delivered as soon as practicable and, in any case, within 30 days after the earlier of (i) the applicable Vesting Date on which such RSUs were originally scheduled to vest (not taking into account any acceleration of vesting pursuant to Section 8 or 9 of this Agreement) and (ii) the Participant’s death.

Participant acknowledges and agrees that by accepting this Restricted Stock Unit Award Notice and Agreement electronically through the website of the agent appointed by the Company to administer the Plan, it will act as the Participant’s electronic signature to this Restricted Stock Unit Award Notice and Agreement and Participant hereby consents and agrees to the electronic delivery of the Award Documentation. Participant acknowledges and agrees that (1) the Stock Unit Award Agreement, the Plan and the Plan prospectus are available for Participant’s review through the website of the agent appointed by the Company to administer the Plan, and, upon request, a paper version of each document will be provided to Participant and (2) Participant has reviewed and fully understands the Award Documentation, the Plan and the Plan prospectus and agrees to be bound by the terms and conditions of the Plan and the Award Documentation.

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